Exhibit 99.1

Contact: Frances G. Rathke

Chief Financial Officer

Tel: (802) 882-2300

Green Mountain Coffee Roasters, Inc. Declares

Three-For-Two Stock Split

WATERBURY, VT (May 19, 2009) – Green Mountain Coffee Roasters, Inc. (NASDAQ: GMCR) today announced that its Board of Directors has approved a three-for-two stock split to be effected in the form of a stock dividend. The Company will distribute one additional share of its common stock to all shareholders of record at the close of business on May 29, 2009 for every two shares of common stock held on that date. The shares will be distributed on June 8, 2009 by the Company’s transfer agent, Continental Stock Transfer so that the new shares issued will equal 1.5 times the pre-split number (rounded down as necessary) with fractional shares paid in cash. The Company’s common stock will begin trading on a split-adjusted basis on June 9, 2009 at the June 8th closing price divided by 1.5.

“This stock dividend allows us to share our success with our loyal stockholders to the extent of our authorized stock and underscores our confidence in the strength of our Company and its prospects for the future,” said Larry Blanford, GMCR’s President and Chief Executive Officer. “We remain committed to building stockholder value by providing consumers with an extraordinary coffee experience while helping to make a positive difference in the world.”

About Green Mountain Coffee Roasters, Inc.

As a leader in the specialty coffee industry, Green Mountain Coffee Roasters, Inc. (NASDAQ: GMCR) is recognized for its award-winning coffees, innovative brewing technology, and socially responsible business practices. GMCR’s operations are managed through two business units. The Specialty Coffee business unit produces coffee, tea and hot cocoa from its family of brands, including Tully’s Coffee®, Green Mountain Coffee® and Newman’s Own® Organics coffee. The Keurig business unit is a pioneer and leading manufacturer of gourmet single-cup brewing systems. K-Cup® portion packs for Keurig® Single-Cup Brewers are produced by a variety of licensed brands, including Green Mountain Coffee and Tully’s Coffee. GMCR supports local and global communities by offsetting 100% of its direct greenhouse gas emissions, investing in Fair Trade Certified™ coffee, and donating at least five percent of its pre-tax profits to social and environmental projects. Visit www.GreenMountainCoffee.com and www.Keurig.com for more information.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact on sales and profitability of consumer sentiment in this difficult economic environment, the Company’s success in efficiently expanding operations and capacity to meet growth, the Company’s success in efficiently and effectively integrating Tully’s wholesale operations and capacity into its Specialty Coffee business unit, the ability of our lenders to honor their commitments under our credit facility, competition and other business conditions in the coffee industry and food industry in general, fluctuations in availability and cost of high-quality green coffee, any other increases in costs including fuel, Keurig’s ability to continue to grow and build profits with its roaster partners in the office and at home businesses, the impact of the loss of major customers for the Company or reduction in the volume of purchases by major customers, delays in the timing of adding new locations with existing customers, the Company’s level of success in continuing to attract new customers, sales mix variances, weather and special or unusual events, as well as other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect management’s analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

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